Business Wire

April 20, 2005 11:30 AM US Eastern Timezone

INSERTING and REPLACING Interchange Financial Services Corporation Declares Quarterly Cash Dividend

SADDLE BROOK, N.J.--(BUSINESS WIRE)--April 20, 2005--Insert in the second graph, second sentence the Bank's Web site, www.interchangebank.com, as well as the web address www.companyboardroom.com. The corrected release reads:

INTERCHANGE FINANCIAL SERVICES CORPORATION DECLARES QUARTERLY CASH DIVIDEND

On April 19, 2005, Interchange Financial Services Corporation ("Interchange"), the holding company for Interchange Bank, declared a quarterly cash dividend of $0.09 per common share payable on May 20, 2005, to holders of record as of May 2, 2005. This dividend represents $0.36 per share on an annualized basis. Based upon the closing price of the stock as quoted on April 19, 2005, of $18.38 the yield is 1.96%.

The company expects to release earnings after the close of business on April 27, 2005 and will host a conference call to discuss the earnings release at 10:00 a.m. on April 28, 2005. This call can be accessed through the Bank's Web site, www.interchangebank.com, on the investor relations page, as well as the Web address www.companyboardroom.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

About Interchange Financial Services Corporation

Interchange Financial Services Corporation (NASDAQ: IFCJ) is a one-bank holding company, whose principal subsidiary is Interchange Bank, a full-service commercial bank in Saddle Brook, New Jersey, with 29 offices throughout Bergen County. Additional information about Interchange Bank can be found on the Bank's Web site at www.interchangebank.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Interchange Financial's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

Contact:
Keating & Co.
Lauren Mackiel
973-966-1100
lmackiel@keatingco.com



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